SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 16, 2003

Knowles Electronics Holdings, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	333-40076	36-2270096

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1151 MAPLEWOOD DRIVE, ITASCA, ILLINOIS	60143

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (630) 250-5100

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On May 30, 2003 Knowles Electronics Holdings, Inc. completed the sale of its Synchro-Start Products division to Woodward Governor Company (Nasdaq:WGOV). Synchro-Start accounted for approximately $33 million of Knowles’ sales in 2002 and includes approximately $15 million of assets. Knowles has now sold both of the divisions that had made up its Automotive Components Group. Net proceeds after taxes from the transaction are expected to be approximately $42 million, which will be used to prepay Term B Facility loans outstanding under our Credit Agreement. Knowles was required to obtain approval of its lenders under its Credit Agreement to complete the transaction. The resulting Amendment Number Six and Waiver, dated as of May 28, 2003, which approved the transaction, provided that $10 million of principal repayment out of the net proceeds from the transaction would be applied to the subsequent scheduled repayments, and any payments in respect of excess cash flow, of Term B borrowings and the remaining net proceeds would reduce the remaining scheduled Term B repayments ratably.

The foregoing summary of the transactions is qualified in its entirety by reference to the Stock Purchase Agreement Between and among Woodward Governor Company and Knowles Intermediate Holding, Inc. and Knowles Electronics Holdings, Inc. dated May 20, 2003 and Amendment No. 6 and Waiver dated as of May 28, 2003 to our Credit Agreement, a copy of each of which has been attached as an exhibit to this Form 8-K.

Any forward looking statements or estimates contained herein involve risks and uncertainties. Forward-looking statements may be identified by the use of terms such as "anticipates," "expects," "plans," "estimates," "believes," and similar expressions, although some forward-looking statements are expressed differently. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict and may cause actual results to differ materially from management's current expectations. Such risks and uncertainties include, but are not limited to, the realization of actual costs, fees, taxes and net proceeds related to the sale of the Synchro-Start Products division. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or for any other reason. However, readers should carefully review the risk factors set forth in other reports or documents we file from time to time with the Securities and Exchange Commission (SEC).

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(b.) Pro-forma Consolidated Balance Sheet as of March 31, 2003 and pro-forma Consolidated Statements of Operations for the year ended December 31, 2002 and three months ended March 31, 2003 to reflect the sale of the Synchro-Start Products Division (SSPI) follow:

Knowles Electronics Holdings, Inc.

Condensed Pro-Forma Consolidated Balance Sheet (1)
March 31, 2003
(unaudited)

	March 31,	Delete SSPI	Net Proceeds	Prepayment	Proforma
	2003	Division	From Sale	of Term B	March 31,
	As Reported	Activity (2)	of SSPI (3)	Facility (4)	2003

Assets
Current Assets:
Cash and cash equivalents	$21,945	$(380)	$42,000	$(42,000)	$21,565
Accounts receivable, net	33,647	(4,285)	—	—	29,362
Inventories, net	29,519	(6,347)	—	—	23,172
Prepaid expenses and other	6,142	(154)	—	—	5,988

Total current assets	91,253	(11,166)	42,000	(42,000)	80,087
Property, plant and equipment, at cost:					—
Land	3,722	(869)	—	—	2,853
Building and improvements	23,895	(3,855)	—	—	20,040
Machinery and equipment	58,668	(5,482)	—	—	53,186
Furniture and fixtures	28,372	(2,129)	—	—	26,243
Construction in progress	5,851	(26)	—	—	5,825

Subtotal	120,508	(12,361)	—	—	108,147
Accumulated depreciation	(74,326)	8,822	—	—	(65,504)

Net	46,182	(3,539)	—	—	42,643
Other assets, net	1,407	(136)	2,500	—	3,771
Deferred finance costs, net	8,445	—	—	(639)	7,806
Deferred income taxes	185	(10)	—	—	175

Total assets	$147,472	$(14,851)	$44,500	$(42,639)	$134,482

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$14,695	$(2,116)	$—	$—	$12,579
Accrued compensation and employee benefits	8,552	(578)	—	—	7,974
Accrued interest payable	11,916	—	—	—	11,916
Accrued warranty and rebates	6,096	(123)	—	—	5,973
Accrued restructuring costs	673	(12)	—	—	661
Other liabilities	5,668	(437)	—	—	5,231
Income taxes	6,527	(332)	—	—	6,195
Short term debt	2,415	—	—	—	2,415
Current portion of notes payable	3,288	—	—	(2,815)	473

Total current liabilities	59,830	(3,598)	—	(2,815)	53,417
Accrued pension liability	13,059	—	—	—	13,059
Notes payable	331,366	—	—	(39,185)	292,181
Preferred stock mandatorily redeemable in 2019 including accumulating dividends	264,703	—	—	—	264,703
Stockholders’ equity (deficit):
Common stock	—	—	—	—	—
Capital in excess of par value	16,838	—	(350)	—	16,488
Accumulated deficit	(531,853)	(11,253)	44,850	(639)	(498,895)
Accumulated other comprehensive loss	(6,471)	—	—	—	(6,471)

Total stockholders’ equity (deficit)	(521,486)	(11,253)	44,500	(639)	(488,878)

Total liabilities and stockholders’ equity (deficit)	$147,472	$(14,851)	$44,500	$(42,639)	$134,482

(1) Pro-forma results to estimate the March 31, 2003 Consolidated Balance Sheet as if the sale of the Synchro-Start Products Division were completed March 31, 2003, the associated transaction expenses were paid on that date and net proceeds used to prepay Term B Facility loans.

(2) Delete Synchro-Start Products Division related balances as of March 31, 2003, excluding the accrued pension liability retained by Knowles Electronics.

(3) Receipt of net proceeds from the sale of $42,000 based on sale price of $49,750 less $4,900 of estimated fees, final price adjustment and income taxes, $2,500 in escrow and $350 to repurchase common stock from SSPI management.

(4) Use of net proceeds to prepay $42,000 of Term B Facility loans under the Credit Agreement and write-off of $639 of associated deferred finance fees.

(5) Adjustments to accumulated deficit include an estimated gain on the sale of the Synchro-Start Division of approximately $34 million net of taxes.

Knowles Electronics Holdings, Inc.

Condensed Pro-Forma Consolidated Statements of Operations (1)
Three Months Ended March 31, 2003
(unaudited)

	March 31,	Delete	Adjust	Proforma
	2003	SSPI Division	Interest	March 31,
	As Reported	Results (2)	Expense (3)	2003

Net sales	$51,596	$(8,188)	$—	$43,408
Cost of sales	29,200	(5,344)	—	23,856

Gross margin	22,396	(2,844)	—	19,552
Research and development expenses	2,818	(219)	—	2,599
Selling and marketing expenses	3,224	(691)	—	2,533
General and administrative expenses	6,605	(561)	—	6,044

Operating Income	9,749	(1,373)	—	8,376
Other income (expense):
Interest income	25	—	—	25
Interest expense	(9,326)	—	656	(8,670)

Income (loss) before income taxes	448	(1,373)	656	(269)
Income tax (benefit)	394	(151)	—	243

Net income (loss)	$54	$(1,222)	$656	$(512)

(1) Pro-forma results to estimate operating results for the three months ended March 31, 2003 as if the sale of the Synchro-Start Products Division were completed December 31, 2002 and associated transaction expenses and loan prepayment paid on that date.

(2) Delete the operating results of the Synchro-Start Products Division for the three months ended March 31, 2003.

(3) Reduce interest expense based on a prepayment of $42 million in principal of the Term B Facility.

Knowles Electronics Holdings, Inc.

Condensed Pro-Forma Consolidated Statements of Operations (1)
Year Ended December 31, 2002
(unaudited)

	December 31,	Delete	Adjust	Proforma
	2002	SSPI Division	Interest	December 31,
	As Reported	Results (2)	Expense (3)	2002

Net sales	$216,105	$(33,339)	$—	$182,766
Cost of sales	123,222	(20,983)	—	102,239

Gross margin	92,883	(12,356)	—	80,527
Research and development expenses	13,728	(789)	—	12,939
Selling and marketing expenses	13,769	(2,821)	—	10,948
General and administrative expenses	25,081	(1,853)	—	23,228
Loss on sale of business	16,736	—		16,736
Restructuring expenses	2,158	(46)		2,112

Operating Income	21,411	(6,847)	—	14,564
Other income (expense):
Interest income	129	—	—	129
Interest expense	(34,126)	—	2,760	(31,366)

Income (loss) before income taxes	(12,586)	(6,847)	2,760	(16,673)
Income tax (benefit)	11,790	(333)	—	11,457

Net income (loss)	$(24,376)	$(6,514)	$2,760	$(28,130)

(1) Pro-forma results to estimate operating results for the twelve months ended December 31, 2002 as if the sale of the Synchro-Start Products Division were completed December 31, 2001 and associated transaction expenses and loan prepayment paid on that data.

(1) Delete the operating results of the Synchro-Start Products Division for the twelve months ended December 31, 2002.

(2) Reduce interest expense based on a prepayment of $42 million in principal of the Term B Facility.

(c.) Exhibits

10.25 – Stock Purchase Agreement Between and among Woodward Governor Company and Knowles Intermediate Holding, Inc. and Knowles Electronics Holdings, Inc. dated May 20, 2003. Schedules and certain other attachments to the agreement have not been filed; upon request the registrant will furnish supplementally to the Securities and Exchange Commission a copy of any such omitted attachment.

10.26 – Amendment No. 6 and Waiver dated as of May 28, 2003 to the Credit Agreement dated as of June 28, 1999, as amended and restated as of July 21, 1999, as amended, among Knowles Electronics Holdings, Inc., formerly known as Knowles Electronics, Inc., a Delaware corporation; the financial institutions party thereto as Lenders; JPMorgan Chase Bank, as successor to The Chase Manhattan Bank, as administrative agent and Morgan Stanley Senior Funding, Inc., as Syndication Agent. Exhibit A to the agreement has not been filed as part of exhibit 10.26, but is identical to the agreement filed as exhibit 10.25.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knowles Electronics Holdings, Inc.

Date: June 16, 2003	By:	/s/ James H. Moyle

Name: James H. Moyle
Title: Vice-President and CFO